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EXHIBIT 23.1






CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 31, 2002, included in The Tenneco Automotive Employee Stock Ownership Plan for Salaried Employees Annual Report on Form 11-K, for the year ended December 31, 2001, into the previously filed Form S-8 Registration Statement File No. 333-58056.





Chicago, Illinois
May 31, 2002